Exhibit 99.1

Longwei Petroleum Increases Deposit for the
Acquisition of Huajie Petroleum Assets

Company expects to complete asset purchase to add 100,000-metric-ton storage capacity

TAIYUAN CITY, China, July 8, 2011 /PRNewswire-Asia/ -- Longwei Petroleum Investment Holding Ltd. (NYSE Amex: LPH) ("Longwei" or the "Company"), an energy company engaged in the storage and distribution of finished petroleum products in the People's Republic of China ("PRC"), today announced that it has increased its deposit to RMB 550,000,000 (approximately $85.1 million USD) through cash on hand for the purchase of the assets of Huajie Petroleum Co., Ltd. (“Huajie Petroleum” or the “Seller”), a fuel storage depot in northern Shanxi Province with a 100,000-metric-ton storage capacity.

Longwei intends to acquire the assets of Huajie Petroleum for a total of RMB 700 million (approximately $108.3 million USD).  The Company and Huajie Petroleum had previously been in discussions to close on the asset purchase by June 30, 2011, at which time Longwei had agreed to pay at least 50% of the total purchase price through cash on hand as a deposit and the Seller would accept a promissory note for the balance of the purchase price.  The Parties could not reach a final agreement relating to the terms of the promissory note and have agreed that the Company shall pay the balance of the purchase price, RMB 150,000,000 (approximately $23.2 million USD), by December 31, 2011, at which time the assets will be transferred.  As of June 30, 2011, Longwei had paid a RMB 550,000,000 (approximately $85.1 million USD) deposit, or 78.6% of the total purchase price, using cash on hand.

“We did not close on the transfer of ownership of the assets because we believe it is important for the integrity of the transaction to complete the purchase under terms suitable to the Company and our shareholders,” stated Cai Yongjun, Chairman and Chief Executive Officer of Longwei.  “We intend to close as soon as possible, and we remain committed to not diluting our shareholders in this transaction.”

Huajie Petroleum’s assets are located in Xingyuan Township, Fanshi County (south of the main train station) in northern Shanxi Province, China. The assets include 100,000-tonnage fuel tanks with accessory facilities and equipment, a special transportation railway line, a 3,000-square-meter office building and land use rights for 98 acres of land adjacent to the main regional rail line. Longwei expects the facility to contribute approximately $300 million to revenues and $40 million to net income during the first 12 months of operations.

“Given the recent investor concerns about acquisitions and asset purchases by Chinese companies, we believed, based on advice from our U.S. counsel and auditor, that it was in the Company’s best interest to reach a final agreement on the transfer of assets with a clear transfer of title at closing,” stated Michael Toups, Chief Financial Officer of Longwei.  “We remain committed to the asset purchase as part of our growth strategy for fiscal 2012 and advanced RMB 335,000,000 (approximately $51.8 million USD) during the quarter ended June 30, 2011 toward the purchase price.”

Cai Yongjun, Chairman and Chief Executive Officer of Longwei, stated, “This acquisition will nearly double our storage capacity to a total of 220,000 metric tons and extend our reach into the fast-growing industrial area of northern Shanxi Province. With the addition of the Huajie facility, we will strengthen our lead as the largest non-state-owned fuel storage and distribution business in the province and will be better positioned to capitalize on the rising demand for petroleum products in our regional market.”

Mr. Cai continued, “We will continue to seek accretive acquisitions with the potential to enhance our regional presence and attract new customers. Our distribution model has proven successful, and as we build upon the strong foundation we have established, we remain committed to increasing value for our shareholders.”

About Longwei Petroleum Investment Holding Limited

Longwei Petroleum Investment Holding Limited is an energy company engaged in the storage and distribution of finished petroleum products in the People's Republic of China. The Company's oil and gas operations consist of transporting, storage and selling finished petroleum products, entirely in the PRC. The Company's headquarters are located in Taiyuan City, Shanxi Province. The Company has a storage capacity for its products of 120,000 metric tons located at storage facilities in Taiyuan and Gujiao, Shanxi. The Company's Taiyuan and Gujiao facilities can store 50,000 metric tons and 70,000 metric tons, respectively. The Company has the necessary licenses to operate and sell petroleum products not only in Shanxi but throughout the entire PRC. The Company's storage tanks have the largest storage capacity of any non-government operated entity in Shanxi.

The Company seeks to earn profits by selling its products at competitive prices with timely delivery to coal mining operations, power supply customers, large-scale gas stations and small, independent gas stations. The Company also earns revenue under an agency fee by acting as a purchasing agent for other intermediaries in Shanxi, and through limited sales of diesel and gasoline at two retail gas stations, each located at the Company's facilities. The Company seeks to continue to expand its customer base and distribution platform through the utilization of its large storage capacity, which allows the Company the flexibility to take advantage of pricing, supply and demand fluctuations in the marketplace.

For further information on Longwei Petroleum Investment Holding Limited, please visit http://www.longweipetroleum.com. You may register to receive Longwei Petroleum Investment Holding Limited's future press releases or request to be added to the Company's distribution list by contacting Mike Bowdoin at mike@redchip.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Longwei's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Longwei's operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. Other potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

At the Company:
Michael Toups, Chief Financial Officer
U.S. Office +1 727-641-1357
mtoups@longweipetroleum.com
http://www.longweipetroleum.com

Investor Relations:
Mike Bowdoin
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 110
Email: mike@redchip.com

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SOURCE: Longwei Petroleum Investment Holding Ltd.